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                      Consent of Independent Accountants


To the Trustees and Shareholders of
Washington Real Estate Investment Trust


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-3 of our report dated February 22, 1995 appearing on page 16 of Washington Real Estate Investment Trust's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Washington, DC
June 30, 1995